EXHIBIT 4.9


                          REGISTRATION RIGHTS AGREEMENT


         This Agreement (the "Agreement") is made as of the _______ day of ___________________, 1997, by U. S. RESTAURANT PROPERTIES MASTER L.P., a Delaware limited partnership ("USRP") and _________________________________, a
_________________ limited partnership ("Holder").

                                    RECITALS:

         Holder received _____ units of limited partnership interest in USRP ("Units") pursuant to the Contribution Agreement between Holder, USRP and U.S. Restaurant Properties Operating L.P. dated as of December 18, 1996; and

         USRP has agreed to register Holder's Units under certain circumstances.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby expressed, the parties hereto agree as follows:

         1. If, from time to time during the period three (3) years from the closing date (the "Registration Period"), USRP determines to effect a registration under the Securities Act of 1933, as amended (the "1933 Act") in connection with the public offering of Units for cash proceeds payable to USRP or to any Unit holder ("Offering Shares"), then USRP shall give prompt written notice ("Registration Notice") to the Holder of USRP's intent to proceed with such registration and offering of the Offering Shares. No provision of this Agreement shall create, or shall be construed as creating, any obligation of USRP to (i) proceed with any public offering during the Registration Period, or
(ii) maintain the effectiveness of any registration statement registering Offering Shares for any period of time.

         2. If within fifteen (15) days (the "Final Request Date") after the receipt of the Registration Notice, Holder shall deliver to USRP a written request to have some or all of its Units in USRP included in the registration, then USRP shall cause to be registered under the 1933 Act the number of Units so requested in accordance with this Agreement (the "Piggyback Shares"). The Holder shall not be entitled to proceed with a registration and offering of the Piggyback Shares unless USRP proceeds with the registration and offering of the Offering Shares. If Holder declines to participate in the offering, USRP shall have no further registration obligation with respect to Holder.

         3. The underwriter(s), investment banker(s) and/or managers(s) for any offering pursuant to this Agreement shall be selected by USRP in its sole
discretion.   If  the  registration  involves  an  underwritten   offering,  all
participating interest holders must sell their Piggyback Shares to the underwriters selected by USRP on the same terms and conditions as apply to Holder and any other selling interest holder with such differences, including any with respect to indemnification and liability insurance, as may be usual and


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customary  in  combined  primary  and  secondary  offerings.   If  the  managing
underwriter of the public offering of Offering Shares proposed to be registered by USRP or by another interest holder in USRP having been granted registration rights by USRP advises USRP in writing that marketing factors requires a limitation of the number of secondary shares to be underwritten, then the number of Units owned by Holder to be included in such registration statement and the number of Units in USRP to be included in such registration statement by any other interest holder in USRP having been granted registration rights by USRP before or after the date of this Agreement other than Holder (collectively "Registration Rights Interest Holders") shall be limited, pro rata, based on a fraction, the numerator of which shall be the number of Units in USRP that Holder shall have requested to be registered, or in the case of Registration Rights Interest Holders, the number of Units that such Registration Rights Interest Holders shall have requested to be registered, and the denominator of which shall be the total number of Units in USRP requested to be registered by Holder and Registration Rights Interest Holders. It is the intention of the parties that the Piggyback or incidental registration rights of Holder shall be pari passu with any "piggyback" or incidental registration rights of any Registration Rights Interest Holder.

         4. Notwithstanding Sections 1 through 3 hereof, USRP shall effect a registration of Holder's Units under the 1933 Act (the "Demand Shares") within 270 days after the date of this Agreement. Holder shall cooperate with USRP in effecting such registration.

         5. USRP shall pay all expenses incurred in the registration of the Offering Shares, Piggyback Shares and the Demand Shares.

                                   HOLDER:

                                   --------------------------------------------


                                   By:
                                      -----------------------------------------
                                          Name:
                                               --------------------------------
                                          Its: General Partner


                                   U. S. RESTAURANT PROPERTIES MASTER L.P.

                                   By:  U. S. RESTAURANT PROPERTIES, INC.


                                   By:
                                       ----------------------------------------
                                          Name:
                                               --------------------------------
                                          Its:
                                               --------------------------------


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